Exhibit 10.5

WAIVER, AMENDMENT AND AGREEMENT TO CONVERT

THIS WAIVER, AMENDMENT AND AGREEMENT TO CONVERT (this “Waiver”) is dated as of May 20, 2010, by and among CHINA BROADBAND, INC., a Nevada corporation,  (the “Company”) and the holders of Notes (as defined below) named on the signature page hereto (each a “Holder” and collectively, the “Holders”).

BACKGROUND

The Company issued Promissory Notes dated as of June 30, 2009 in the aggregate principal amount of $304,902, (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”) pursuant to a Note Purchase Agreement dated as of June 30, 2009 (the “NPA”).

The Company intends to raise up to $15,000,000 through the sale of its securities at a price per share (including a conversion or exercise price per share in the case of securities of the Company that are convertible into or exercisable for common stock of the Company) of no lower than $0.05 per share (the “Financing”).

The Company has requested that the Holders consent to the Financing and waive their rights under Section 4.5 of the NPA as it relates to this Financing only and in connection therewith make the amendments to the Notes described below.  The Holder is willing to do so on the terms and conditions hereinafter set forth.

In addition, the Company has requested that each Holder consent to the conversion of at least fifty percent (50%) of the outstanding principal and interest owing on the Notes into shares of the Company’s common stock at a per share conversion price of $0.05.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1.           All capitalized terms not otherwise defined herein shall have the meanings given to them in the NPA, the Notes.

2.           Each Holder hereby consents to the Financing and, effective as of the closing of the Financing, waives all rights to the anti-dilution protection under Section 4.5 of the NPA arising as a result of the Financing.

3.           The Company hereby acknowledges that the Holder is not waiving any other rights under the NPA, including, without limitation, any future application of the anti-dilution provisions contained in Section 4.5 applicable to the Notes.

4.           Each Holder hereby consents and agrees to the automatic conversion, concurrent with the closing of the Financing, of such percentage (as indicated on the Holder’s signature page hereto) of the outstanding principal and interest owing, as of the date thereof, on the Notes held by each Holder into shares of the Company’s common stock at a per share conversion price of $0.05; provided, however, that the percentage of Notes converted into shares the Company’s common stock shall not be less than fifty percent (50%).  The mechanics of such conversion shall be in accordance with Section 4.2 of the Notes; provided, however, that the Company is only obligated to issue the shares of common stock upon such conversion on or before the fifth (5th) business day following filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada thereby increasing the capital stock of the Company to 1,550,000,000 shares, consisting of 1,500,000,000 shares of common stock and 50,000,000 shares of preferred stock.

5.           In order to induce the Holders to provide the waivers contained herein and consent to the conversion of at least 50% of the outstanding principal and interest owing on the Notes in accordance with this Waiver, the Company and the Holders hereby agree, concurrent with the closing of the Financing, (i) to amend the definition of “Maturity Date” contained in the Notes so that the “Maturity Date” of the Notes is now December 31, 2012; and (ii) that each Holder will receive a five-year warrant to purchase such number of shares of the Company’s common stock, at a per share price of $0.05, equal to the number of shares issued to such Holder in connection with the conversion of the Holder’s Notes in accordance with this Waiver.

6.           The Company hereby represents, warrants and covenants as follows:

(a)           This Waiver constitutes legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its respective terms.

(b)           Except as set forth in this Waiver or as disclosed in the Company’s reports or other documents filed with the Securities and Exchange Commission on or prior to the date hereof, the Company hereby reaffirms, as of the date hereof (or if any such representation, covenant or warranty is expressly stated to have been made as of a specific date, as of such specific date), all covenants, representations and warranties made in the NPA, the Notes and all documents, instruments and agreements entered into in connection with the transactions contemplated thereby (collectively, the “Purchase Documents”).

(c)           Except as set forth in this Waiver, all terms and conditions of the Purchase Documents shall continue unchanged and in full force and effect, including, without limitation, the provisions set forth in Section 4.5 of the NPA.

(d)           No Event of Default has occurred and is continuing or would exist after giving effect to this Waiver.

7.           The Holder hereby represents and warrants as follows:

(a)           It has the power and authority to execute, deliver and perform this Waiver and that this Waiver is a legal, valid and binding obligation, enforceable against it.

(b)           It owns, of record and beneficially, and has valid title to, the Note, free and clear of any and all liens.

8.           Each Holder hereby acknowledges that any conversion of Notes pursuant to Section 4 hereof by Mr. Steven Oliviera, a Holder of $133,400 in principal amount of the Notes, will convert into shares of the Company’s Series B Preferred Stock at a per share conversion price of $0.50.  Each share of Series B Preferred Stock is convertible into 10 shares of the Company’s common stock, however, prior to any such conversion into the Company’s common stock, the shares of the Series B Preferred Stock will not have full voting rights and powers equal to the voting rights and powers of holders of the Company’s common stock.

9.           The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Holder, nor constitute a waiver of any provision of any Purchase Documents.

10.         Each party agrees to execute and deliver promptly any and all such further reasonable documents, instruments and certificates, and to undertake all such further acts, as may be necessary, desirable or appropriate to effectuate the terms of this Waiver, including, without limitation, the execution of an amendment to the Note, if such amendment is deemed necessary or desirable by legal counsel to the Company, to effectuate the intention of the foregoing provisions.

11.         Each party agrees that it will reasonably cooperate with the other party to effectuate the intention of this Waiver.  The waivers and other agreements contained herein by the Holder are irrevocable.

12.         This Waiver constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written.

13.         This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

14.         Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

15.         This Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first written above.

COMPANY

CHINA BROADBAND, INC.

By:
Name: Marc Urbach
Title: President

HOLDER

For Entities

Name of Entity

By:
Name:
Title:

For Individuals

Name:

$
Amount of outstanding principal and interest owing on the Notes converted in accordance with Section 6 of this Waiver

%
Percentage of outstanding principal and interest owing on the Notes converted in accordance with Section 4 of this Waiver